Exhibit 5.1

                       [Letterhead of The Otto Law Group]

                                  July 29, 2004

ACS Holdings, Inc.
7658 Municipal Drive
Orlando, Florida 32819

Ladies and Gentlemen:

In connection with the registration on Form S-8 under the Securities Act of 1933, as amended, of an aggregate of 410,000,000 shares of common stock (the "Shares") to be issued pursuant to (i) the ACS Holdings, Inc. 2004 Stock Option Plan (the "Plan"), (ii) a Consulting Services Agreement dated July 27, 2004, by and between ACS Holdings, Inc., a Nevada corporation ("ACS"), and American Financial Institution Consulting, Inc., a Nevada corporation (the "AFIC Agreement"), (iii) a Consulting Services Agreement dated July 29, 2004, by and between ACS and Reskin & Associates, a Kentucky sole proprietorship (the "Reskin Agreement"); (iv) a Consulting Services Agreement dated February 12, 2004, by and between ACS and The Otto Law Group, PLLC, as amended on April 22, 2004, May 19, 2004, June 1, 2004, July 12, 2004, July 26, 2004 and July 29, 2004 (the "OLG
Agreement"), and (v) a Consulting Services Agreement dated June 11, 2004, by and between the Registrant and Frohling & Hudak, as amended on July 29, 2004 (the "Frohling and Hudak Agreement"), we have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of this opinion and, based thereon, we advise you that, in our opinion, when the Shares have been issued and sold pursuant to the applicable provisions of the Plan, the AFIC Agreement, the Reskin Agreement, the OLG Agreement, the Frohling and Hudak Agreement, and in accordance the Form S-8, the Shares will be validly issued, fully paid and nonassessable shares of the Company's common stock.

      We hereby consent to the filing of this opinion as an exhibit to the above-described registration statement.

                                                     Very truly yours,

                                                     THE OTTO LAW GROUP, PLLC

                                                     /s/ The Otto Law Group


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